Exhibit 99.2

Tesoro Logistics LP Prices Public Offering of 5,000,000 Common Units

SAN ANTONIO - February 21, 2017 - Tesoro Logistics LP (NYSE: TLLP) today announced the pricing of its previously announced underwritten public offering of 5,000,000 common units representing limited partner interests in the Partnership for total gross proceeds of approximately $284 million (before underwriting discounts and estimated offering expenses). The underwriters may offer the common units from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. This offering is expected to close on February 27, 2017, subject to customary closing conditions.

The Partnership expects to use the net proceeds from the offering to repay borrowings outstanding under its revolving credit facility and for general partnership purposes.

Citigroup and Deutsche Bank Securities Inc. are acting as joint book-running managers for the offering. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, by sending a request to:

Citigroup Global Markets Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Phone: (800) 831-9146

Deutsche Bank Securities Inc.
Attn: Prospectus Group
60 Wall Street
New York, NY 10005-2836
Telephone: (800) 503-4611
Email: prospectus.cpdg@db.com

You may also obtain these documents for free when they are available from the Securities and Exchange Commission (“SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by the Partnership with the SEC.

About Tesoro Logistics LP
Tesoro Logistics LP is a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. TLLP owns and operates a network of crude oil, refined products and natural gas pipelines. TLLP also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, TLLP owns and operates natural gas processing and fractionation complexes. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding the offering of common units, the expected timing thereof, and the expected use of proceeds. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond TLLP's control and difficult to predict. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the "Risk Factors" section or other sections in TLLP's Annual Report on Form 10-K for the year ended December 31, 2016 and the prospectus supplement and accompanying base prospectus in connection with the offering, in each case as filed with the Securities and Exchange Commission. All forward-looking statements attributable to TLLP or persons acting on TLLP's behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the TLLP's view only as of the date of this press release. TLLP undertakes no obligation, other than as required by law, to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Investors:
Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

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